As Filed with the Securities and Exchange Commission on November ___, 2003 Registration No. 333-_______

UNITED SATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
 ____________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

 LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

        Delaware                          73-1015226
(State of Incorporation)(I.R.S. Employer Identification No.)

 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107
(Address of principal executive offices) (Zip Code)

                                Non-Qualified Stock Option Agreement - 1999 (Barry Golsen)
                                Non-Qualified Stock Option Agreement - 1999 (Brian Haggart)
                                Non-Qualified Stock Option Agreement - 1999 (Dan Ellis)
                                Non-Qualified Stock Option Agreement - 1999 (David Goss)
                                Non-Qualified Stock Option Agreement - 1999 (David Shear)
                                Non-Qualified Stock Option Agreement - 1999 (Jack Golsen)
                                Non-Qualified Stock Option Agreement - 1999 (Jim Jones)
                                Non-Qualified Stock Option Agreement - 1999 (Larry Jewell)
                                Non-Qualified Stock Option Agreement - 1999 (Mike Tepper)
                                Non-Qualified Stock Option Agreement - 1999 (Steve Golsen)
                                Non-Qualified Stock Option Agreement - 1999 (Tony Shelby)
                                Non-Qualified Stock Option Agreement - 2001 (Barry Golsen)
                                Non-Qualified Stock Option Agreement - 2001 (Brian Haggart)
                                Non-Qualified Stock Option Agreement - 2001 (Dan Ellis)
                                Non-Qualified Stock Option Agreement - 2001 (Heidi Brown)
                                Non-Qualified Stock Option Agreement - 2001 (Larry Jewell)
                                Non-Qualified Stock Option Agreement - 2001 (Steve Golsen)
                                Non-Qualified Stock Option Agreement - 2002 (Gary Eck)
                                Non-Qualified Stock Option Agreement - 2002 (Oldrich Machacek)
                                Non-Qualified Stock Option Agreement - 2002 (Paul Keeling)
                                Non-Qualified Stock Option Agreement - 2002 (William Manion)
                                Non-Qualified Stock Option Agreement - 2002 (Bob Giovando)
                                Non-Qualified Stock Option Agreement - 2002 (John J. Bailey, Jr.)
                                                    (Full Title of Plans)

  _____________________

Heidi L. Brown, Esquire
Vice President and Managing Counsel
LSB INDUSTRIES, INC.
 16 South Pennsylvania
Post Office Box 754
 Oklahoma City, Oklahoma 73101

(Name and address of agent for service)

 (405) 235-4546

(Telephone number, including area code of
agent for service)

_____________________________

 Copy to:

 Irwin H. Steinhorn, Esquire
CONNER & WINTERS, P.C.
 One Leadership Square, Suite 1700
211 North Robinson
Oklahoma City, Oklahoma 73102

_____________________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee(3)
Common Stock	804,000	$1.25 - $9.00	$1,415,207.50	$115

(1) The 804,000 shares are comprised of the following shares:

  536,500 shares issuable under the 1999 Plans;
  102,500 shares issuable under the 2001 Plans;
  112,000 shares issuable under the 2002 Plan;
    3,000 shares issuable under the Giovando Plan; and
   50,000 shares issuable under the Bailey Plan.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock which become issuable under the 1999 Plans, the 2001 Plans, the 2002 Plans, the Giovando Plan, and the Bailey Plan (each as defined in footnote (2) below) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock of the Registrant.

 (3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis the exercise price of the options granted under the 1999 Plans, the 2001 Plans, the 2002 Plan, the Giovando Plan, and the Bailey Plan. The following chart illustrates the calculation of the registration fee:
Name of Plan	Number of Shares	Offering Price per Share	Aggregate Offering Price
"1999 Plans"
Non-Qualified Stock Option Agreement - 1999 (Barry Golsen)	55,000	$1.25	$68,750
Non-Qualified Stock Option Agreement - 1999 (Brian Haggart)	30,000	$1.25	$37,500
Non-Qualified Stock Option Agreement - 1999 (Dan Ellis)	20,000	$1.25	$25,000
Non-Qualified Stock Option Agreement - 1999 (David Goss)	35,000	$1.25	$43,750
Non-Qualified Stock Option Agreement - 1999 (David Shear)	35,000	$1.25	$43,750
Non-Qualified Stock Option Agreement - 1999 (Jack Golsen)	176,500	$1.25	$220,625
Non-Qualified Stock Option Agreement - 1999 (Jim Jones)	35,000	$1.25	$43,750
Non-Qualified Stock Option Agreement - 1999 (Larry Jewell)	30,000	$1.25	$37,500
Non-Qualified Stock Option Agreement - 1999 (Mike Tepper)	50,000	$1.25	$62,500
Non-Qualified Stock Option Agreement - 1999 (Steve Golsen)	35,000	$1.25	$43,750
Non-Qualified Stock Option Agreement - 1999 (Tony Shelby)	35,000	$1.25	$43,750
"2001 Plans"
Non-Qualified Stock Option Agreement - 2001 (Barry Golsen)	11,250	$2.73	$30,713
Non-Qualified Stock Option Agreement - 2001 (Brian Haggart)	20,000	$2.73	$54,600
Non-Qualified Stock Option Agreement - 2001 (Dan Ellis)	40,000	$2.73	$109,200
Non-Qualified Stock Option Agreement - 2001 (Heidi Brown)	10,000	$2.73	$27,300
Non-Qualified Stock Option Agreement - 2001 (Larry Jewell)	10,000	$2.73	$27,300
Non-Qualified Stock Option Agreement - 2001 (Steve Golsen)	11,250	$2.73	$30,713
"2002 Plans"
Non-Qualified Stock Option Agreement - 2002 (Gary Eck)	5,000	$4.1875	$20,938
	5,000	$1.25	$6,250
	4,000	$2.73	$10,920
Non-Qualified Stock Option Agreement - 2002 (Oldrich Machacek)	10,000	$2.73	$27,300
	10,000	$1.25	$12,500
	10,000	$4.1875	$41,875
Non-Qualified Stock Option Agreement - 2002 (Paul Keeling)	8,000	$4.1875	$39,000
	10,000	$1.25	$12,500
	10,000	$2.73	$27,300
	2,000	$9.00	$18,000

Name of Plan	Number of Shares	Offering Price per Share	Aggregate Offering Price
"2002 Plans" (continued)
Non-Qualified Stock Option Agreement - 2002 (William Manion)	11,000	$4.1875	$46,063
	15,000	$1.25	$18,750
	10,000	$2.73	$27,300
	2,000	$9.00	$18,000
"Giovando Plan"
Non-Qualified Stock Option Agreement - 2002 (Giovando)	3,000	$4.1875	$12,563
"Bailey Plan"
Non-Qualified Stock Option Agreement - 2002 (Bailey)	50,000	$2.62	$131,000
	804,000		$ 1,415,207

LSB INDUSTRIES, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Explanatory Note

The Section 10(a) Prospectus being delivered by LSB Industries, Inc. (the "Company") to certain employees or former employees of the Company pursuant to their individual Non-Qualified Stock Option Agreements with the Company as required by Rule 428 under the Securities Act of 1933, as amended (the "Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $.10 per share, of the Company which have been reserved for issuance pursuant to the Non-Qualified Stock Option Agreements. Information regarding the Non-Qualified Stock Option Agreements required in the Section 10(a) Prospectus is included in the documents being maintained and delivered by the Company as required by Rule 428 under the Act. The Company will provide to each of the employees or former employees who is a party to a Non-Qualified Stock Option Agreement a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. Upon request, the Company will furnish to the Securities and Exchange Commission or its staff a copy or copies of all the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information which have been filed by LSB Industries, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein and shall be deemed a part hereof:
1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed on April 2,
    2003;

2. The Company's Amendment to No. 1 to Annual Report on Form 10-K/A for the year ended December 31,
    2002, filed on April 29, 2003;

3. The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2003, filed on May
    9, 2003;

4. The Company's Current Report on Form 8-K (Date of Latest Event Reported: March 25, 2003), filed on
    April 4, 2003;

5. The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2003, filed on
    August 8, 2003; and

6. The description of the Company's Common Stock contained in the Company's Registration Statement on
    Form 8-A, dated August 16, 1994, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant's certificate of incorporation and bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. The Registrant's certificate of incorporation includes such a provision. Reasonable expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

The indemnification discussed in this Item 6 is not exclusive of any other rights the party seeking indemnification may possess. The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.
Exhibit Number	Description
4.1

Restated Certificate of Incorporation, the Certificate of Designation dated February 17, 1989, and Certificate of Elimination dated April 30, 1993, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Registration Statement, No. 33-61640.

4.2

Certificate of Designation for the Company's $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2, which the Company hereby incorporates by reference from Exhibit 4.6 to the Company's Registration Statement, No. 33-61640.

4.3

Certificate of Designation for the Company's Series D 6% Cumulative, Convertible Class C Preferred Stock, which the Company hereby incorporates by reference from Exhibit 10.3 to the Company's Form 8-K, date of event September 30, 2001, filed on November 13, 2001.

4.4	Bylaws, as amended, which the Company hereby incorporates by reference from Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended June 30, 1998.
4.5

Specimen Certificate for the Company's Non-cumulative Preferred Stock, having a par value of $100 per share, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 10-Q for the quarter ended June 30, 1983.

4.6

Specimen Certificate for the Company's Series B Preferred Stock, having a par value of $100 per share, which the Company hereby incorporates by reference from Exhibit 4.27 to the Company's Registration Statement No. 33-9848.

4.7	Specimen Certificate for the Company's Series 2 Preferred, which the Company hereby incorporates by reference from Exhibit 4.5 to the Company's Registration Statement No. 33-61640.
4.8

Specimen of Certificate of Series D 6% Cumulative, Convertible Class C Preferred Stock which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 10-Q for the fiscal quarter ended September 30, 2001.

4.9	Specimen Certificate for the Company's Common Stock, which the Company incorporates by reference from Exhibit 4.4 to the Company's Registration Statement No. 33-61640.
4.10

Renewed Rights Agreement, dated January 6, 1999, between the Company and Bank One, N.A., which the Company hereby incorporates by reference from Exhibit No. 1 to the Company's Form 8-A Registration Statement, dated

January 27, 1999.

4.11

Indenture, dated as of November 26, 1997, by and among ClimaChem, Inc., the Subsidiary Guarantors and Bank One, NA, as trustee, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 8-K, dated November 26, 1997.

4.12	Form of 10 3/4% Series B Senior Notes due 2007 which the Company hereby incorporates by reference from Exhibit 4.3 to the ClimaChem Registration Statement, No. 333-44905.
4.13

First Supplemental Indenture, dated February 8, 1999, by and among ClimaChem, Inc., the Guarantors, and Bank One N.A., which the Company hereby incorporates by reference from Exhibit 4.19 to the Company's Form 10-K for the year ended December 31, 1998.

4.14

Second Amendment to Loan and Security Agreement, dated May 24, 2002, by and among the Company, LSB, certain subsidiaries of the Company, Foothill Capital Corporation ("Foothill") and Congress Financial Corporation (Southwest), which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 8-K, dated May 24, 2002. Omitted are exhibits and schedules attached thereto. The Agreement contains a list of such exhibits and schedules, which the Company agrees to file with the Commission supplementally upon the Commission's request.

4.15

Securities Purchase Agreement, dated May 24, 2002 ("Agreement"), which the Company hereby incorporates by reference from Exhibit 4.2 to the Company's Form 8-K, dated May 24, 2002. Omitted are exhibits and schedules attached thereto. The Agreement contains a list of such exhibits and schedules, which the Company agrees to file with the Commission supplementally upon the Commission's request.

4.16

Fifth Supplemental Indenture, dated May 24, 2002, among the Company, the Guarantors, and Bank One, N.A, which the Company hereby incorporates by reference from Exhibit 4.3 to the Company's Form 8-K, dated May 24, 2002.

4.17

Promissory Note, dated May 24, 2002, granted by the Company in favor of one of the Lenders in the original principal amount of $7,786,927, which the Company hereby incorporates by reference from Exhibit 4.4 to the Company's Form 8-K, dated May 24, 2002. Substantially similar Promissory Notes, dated May 24, 2002, were granted by the Company to each of the other Lenders in the original principal amount indicated: (a) a Promissory Note granted in favor of one Lender in the original principal amount of $3,478,410, (b) two Promissory Notes granted in favor of a Lender in the original aggregate principal amount of $20,000,000, (c) a Promissory Note granted in favor of a Lender in the original principal amount of $3,734,663. Copies of these Promissory Notes will be provided to the Commission upon request.

4.18

Letter, dated July 10, 2002, to document certain items not reflected in the Securities Purchase Agreement which the Company hereby incorporates by reference from Exhibit 4.5 to the Company's Form 10-Q for the fiscal quarter ended June 30, 2002.

4.19

Third Amendment, dated as of November 18, 2002, to the Loan and Security Agreement dated as of April 13, 2001, as amended by the First Amendment dated as of August 3, 2001 and the second Amendment dated as of May 24, 2002, by and among LSB Industries, Inc., ClimaChem, Inc., and certain subsidiaries of ClimaChem, Congress Financial Corporation (Southwest) and Foothill Capital Corporation which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 10-Q for the fiscal quarter ended September 30, 2002.

4.20

Second Amendment to Securities Purchase Agreement, dated February 28, 2003 by and among ClimaChem, Inc. and certain of its subsidiaries, the Purchasers and Guggenheim Investment Management, LLC. which the Company hereby incorporates by reference from Exhibit 4.17 to the Company's Form 10-K for the year ended December 31, 2002.

4.21

Fourth Amendment, dated as of March 3, 2003, to the Loan and Security Agreement dated as of April 13, 2001, as amended by the First, Second, and Third Amendments, by and among LSB Industries, Inc., ClimaChem, Inc., and certain subsidiaries of ClimaChem, Inc., Congress Financial Corporation (Southwest) and Foothill Capital Corporation which the Company hereby incorporates by reference from Exhibit 4.18 to the Company's Form 10-K for the year ended December 31, 2002.

4.22

Letter, dated March 3, 2003, to document the consent to increase capital expenditures, as defined in the Securities Purchase Agreement which the Company hereby incorporates by reference from Exhibit 4.19 to the Company's Form 10-K for the year ended December 31, 2002.

5.1	Opinion of Conner & Winters, P.C.
15.1	Letter of Acknowledgment by Ernst & Young LLP regarding unaudited interim financial information
23.1 9; 9;	Consent of Ernst & Young LLP
23.2	Consent of Conner & Winters, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney (see page II-5)
99.1

Non-Qualified Stock Option Agreement, dated July 8, 1999, between the Company and Dan Ellis for 20,000 shares (the "Ellis Agreement"). Non-Qualified Stock Option Agreements, each dated July 8, 1999, between the Company and each of (a) Barry Golsen for 55,000 shares, (b) Brian Haggart for 30,000 shares, (c) David Goss for 35,000 shares, (d) David Shear for

35,000 shares, (e) Jack Golsen for 176,500 shares, (f) Jim Jones for 35,000 shares, (j) Larry Jewell for 30,000 shares, (h) Mike Tepper for 50,000 shares (i) Steve Golsen for 35,000 shares, and (j) Tony Shelby for 35,000 shares (together, the "1999 Agreements") are substantially similar to the Ellis Agreement, and copies of each of the 1999 Agreements will be furnished to the Commission upon request.

99.2

Non-Qualified Stock Option Agreement, dated November 29, 2001, between the Company and Dan Ellis for 40,000 shares (the "Ellis Agreement") Non-Qualified Stock Option Agreements, each dated November 29, 2001, between the Company and each of (a) Barry Golsen for 11,250 shares, (b) Brian Haggart for 20,000 shares, (c) Heidi Brown for 10,000 shares, (d) Larry Jewell for 10,000 shares, and (e) Steve Golsen for 11,250 (together, the "2001 Agreements") are substantially similar to the Ellis Agreement, and copies of each of the 2001 Agreements will be furnished to the Commission upon request.

99.3

Non-Qualified Stock Option Agreement, dated December 1, 2002, between the Company and William Manion for 10,000 shares (the "Manion Agreement"). Non-Qualified Stock Option Agreements, each dated December 1, 2002, between the Company and each of (a) Gary Eck for 5,000 shares at $4.1875 per share, 5,000 shares at $1.25 per share, and 4,000 shares at $2.73 per share; (b) Oldrich Machacek for 10,000 shares at $4.1875 per share, 10,000 shares at $1.25 per share, and 10,000 shares at $2.73 per share; (c) Paul Keeling for 8,000 shares at $4.1875 per share, 10,000 shares at $1.25 per share, 10,000 shares at $2.73 per share, and 2,000 at $9.00 per share; and (d) William Manion for 11,000 shares at $4.1875 per share, 15,000 shares at $1.25 per share, and 2,000 at $9.00 per share (together, the "2002 Agreements") are substantially similar to the Manion Agreement, and copies of each of the 2002 Agreements will be furnished to the Commission upon request.

99.4	Non-Qualified Stock Option Agreement, dated April 25, 2002, between the Company and Bob Giovando.
99.5	Non-Qualified Stock Option Agreement, dated November 7, 2002, between the Company and John J. Bailey, Jr.

Item 9. Undertakings.

1.  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Oklahoma City, Oklahoma on November 4, 2003.

                                                                    LSB INDUSTRIES, INC.

                                                                    By   /s/ Jack E. Golson
                                                                    Jack E. Golsen, President and
                                                                    Chief Executive Officer

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JACK E. GOLSEN and HEIDI L. BROWN, and each or either of them, his or her attorney-in-fact, with the full power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act necessary to be done in connection therewith, as fully to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitutes, may lawfully or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/Jack E. Golsen Jack E. Golsen	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	November 4, 2003
/s/ Tony M. Shelby Tony M. Shelby	Senior Vice President of Finance and Director (Principal Financial Officer)	November 4, 2003
/s/ Jim D. Jones Jim D. Jones	Vice President, Controller and Treasurer (Principal Accounting Officer)	November 4, 2003
/s/ Raymond B. Ackerman Raymond B. Ackerman	Director	November 4, 2003
/s/ Dr. Robert C. Brown Dr. Robert C. Brown	Director	November 4, 2003
/s/ Barry H. Golsen Barry H. Golsen	Director	November 4, 2003
/s/ David R. Goss David R. Goss	Director	November 4, 2003
Bernard G. Ille Bernard G. Ille	Director	November 4, 2003
Donald W. Munson Donald W. Munson	Director	November 4, 2003
/s/ Horace G. Rhodes Horace G. Rhodes	Director	November 4, 2003
/s/ Charles A. Burtch Charles A. Burtch	Director	November 4, 2003
/s/ Grant Donavan Grant Donavan	Director	November 4, 2003
/s/ Dr. Allen Ford Dr. Allen Ford	Director	November 4, 2003

EXHIBIT INDEX
Exhibit Number	Description
4.1

Restated Certificate of Incorporation, the Certificate of Designation dated February 17, 1989, and Certificate of Elimination dated April 30, 1993, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Registration Statement, No. 33-61640;

4.2

Certificate of Designation for the Company's $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2, which the Company hereby incorporates by reference from Exhibit 4.6 to the Company's Registration Statement, No. 33-61640.

4.3

Certificate of Designation for the Company's Series D 6% Cumulative, Convertible Class C Preferred Stock, which the Company hereby incorporates by reference from Exhibit 10.3 to the Company's Form 8-K, date of event September 30, 2001, filed on November 13, 2001.

4.4	Bylaws, as amended, which the Company hereby incorporates by reference from Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended June 30, 1998.
4.5

Specimen Certificate for the Company's Non-cumulative Preferred Stock, having a par value of $100 per share, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 10-Q for the quarter ended June 30, 1983.

4.6

Specimen Certificate for the Company's Series B Preferred Stock, having a par value of $100 per share, which the Company hereby incorporates by reference from Exhibit 4.27 to the Company's Registration Statement No. 33-9848.

4.7	Specimen Certificate for the Company's Series 2 Preferred, which the Company hereby incorporates by reference from Exhibit 4.5 to the Company's Registration Statement No. 33-61640.
4.8

Specimen of Certificate of Series D 6% Cumulative, Convertible Class C Preferred Stock which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 10-Q for the fiscal quarter ended September 30, 2001.

4.9	Specimen Certificate for the Company's Common Stock, which the Company incorporates by reference from Exhibit 4.4 to the Company's Registration Statement No. 33-61640.
4.10

Renewed Rights Agreement, dated January 6, 1999, between the Company and Bank One, N.A., which the Company hereby incorporates by reference from Exhibit No. 1 to the Company's Form 8-A Registration Statement, dated January 27, 1999.

4.11

Indenture, dated as of November 26, 1997, by and among ClimaChem, Inc., the Subsidiary Guarantors and Bank One, NA, as trustee, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 8-K, dated November 26, 1997.

4.12	Form of 10 3/4% Series B Senior Notes due 2007 which the Company hereby incorporates by reference from Exhibit 4.3 to the ClimaChem Registration Statement, No. 333-44905.
4.13

First Supplemental Indenture, dated February 8, 1999, by and among ClimaChem, Inc., the Guarantors, and Bank One N.A., which the Company hereby incorporates by reference from Exhibit 4.19 to the Company's Form 10-K for the year ended December 31, 1998.

4.14

Second Amendment to Loan and Security Agreement, dated May 24, 2002, by and among the Company, LSB, certain subsidiaries of the Company, Foothill Capital Corporation ("Foothill") and Congress Financial Corporation (Southwest), which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 8-K, dated May 24, 2002. Omitted are exhibits and schedules attached thereto. The Agreement contains a list of such exhibits and schedules, which the Company agrees to file with the Commission supplementally upon the Commission's request.

4.15

Securities Purchase Agreement, dated May 24, 2002 ("Agreement"), which the Company hereby incorporates by reference from Exhibit 4.2 to the Company's Form 8-K, dated May 24, 2002. Omitted are exhibits and schedules attached thereto. The Agreement contains a list of such exhibits and schedules, which the Company agrees to file with the Commission supplementally upon the Commission's request.

4.16

Fifth Supplemental Indenture, dated May 24, 2002, among the Company, the Guarantors, and Bank One, N.A, which the Company hereby incorporates by reference from Exhibit 4.3 to the Company's Form 8-K, dated May 24, 2002.

4.17

Promissory Note, dated May 24, 2002, granted by the Company in favor of one of the Lenders in the original principal amount of $7,786,927, which the Company hereby incorporates by reference from Exhibit 4.4 to the Company's Form 8-K, dated May 24, 2002. Substantially similar Promissory Notes, dated May 24, 2002, were granted by the Company to each of the other Lenders in the original principal amount indicated: (a) a Promissory Note granted in favor of one Lender in the original principal amount of $3,478,410, (b) two Promissory Notes granted in favor of a Lender in the original aggregate principal amount of $20,000,000, (c) a Promissory Note granted in favor of a Lender in the original principal amount of $3,734,663. Copies of these Promissory Notes will be provided to the Commission upon request.

4.18

Letter, dated July 10, 2002, to document certain items not reflected in the Securities Purchase Agreement which the Company hereby incorporates by reference from Exhibit 4.5 to the Company's Form 10-Q for the fiscal quarter ended June 30, 2002.

4.19

Third Amendment, dated as of November 18, 2002, to the Loan and Security

Agreement dated as of April 13, 2001, as amended by the First Amendment dated as of August 3, 2001 and the second Amendment dated as of May 24, 2002, by and among LSB Industries, Inc., ClimaChem, Inc., and certain subsidiaries of ClimaChem, Congress Financial Corporation (Southwest) and Foothill Capital Corporation which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 10-Q for the fiscal quarter ended September 30, 2002.

4.20

Second Amendment to Securities Purchase Agreement, dated February 28, 2003 by and among ClimaChem, Inc. and certain of its subsidiaries, the Purchasers and Guggenheim Investment Management, LLC. which the Company hereby incorporates by reference from Exhibit 4.17 to the Company's Form 10-K for the year ended December 31, 2002.

4.21

Fourth Amendment, dated as of March 3, 2003, to the Loan and Security Agreement dated as of April 13, 2001, as amended by the First, Second, and Third Amendments, by and among LSB Industries, Inc., ClimaChem, Inc., and certain subsidiaries of ClimaChem, Inc., Congress Financial Corporation (Southwest) and Foothill Capital Corporation which the Company hereby incorporates by reference from Exhibit 4.18 to the Company's Form 10-K for the year ended December 31, 2002.

4.22

Letter, dated March 3, 2003, to document the consent to increase capital expenditures, as defined in the Securities Purchase Agreement which the Company hereby incorporates by reference from Exhibit 4.19 to the Company's Form 10-K for the year ended December 31, 2002.

5.1	Opinion of Conner & Winters, P.C.
15.1	Letter of Acknowledgment by Ernst & Young LLP regarding unaudited interim financial information
23.1	Consent of Ernst & Young LLP
23.2	Consent of Conner & Winters, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney (see page II-5)
99.1

Non-Qualified Stock Option Agreement, dated July 8, 1999, between the Company and Dan Ellis for 20,000 shares (the "Ellis Agreement"). Non-Qualified Stock Option Agreements, each dated July 8, 1999, between the Company and each of (a) Barry Golsen for 55,000 shares, (b) Brian Haggart for 30,000 shares, (c) David Goss for 35,000 shares, (d) David Shear for 35,000 shares, (e) Jack Golsen for 176,500 shares, (f) Jim Jones for 35,000 shares, (j) Larry Jewell for 30,000 shares, (h) Mike Tepper for 50,000 shares (i) Steve Golsen for 35,000 shares, and (j) Tony Shelby for 35,000 shares (together, the "1999 Agreements") are substantially similar to the Ellis Agreement, and copies of each of the 1999 Agreements will be furnished to the Commission upon request.

99.2

Non-Qualified Stock Option Agreement, dated November 29, 2001, between the Company and Dan Ellis for 40,000 shares (the "Ellis Agreement") Non-Qualified Stock Option Agreements, each dated November 29, 2001, between the Company and each of (a) Barry Golsen for 11,250 shares, (b) Brian Haggart for 20,000 shares, (c) Heidi Brown for 10,000 shares, (d) Larry Jewell for 10,000 shares, and (e) Steve Golsen for 11,250 (together, the "2001 Agreements") are substantially similar to the Ellis Agreement, and copies of each of the 2001 Agreements will be furnished to the Commission upon request.

99.3

Non-Qualified Stock Option Agreement, dated December 1, 2002, between the Company and William Manion for 10,000 shares (the "Manion Agreement"). Non-Qualified Stock Option Agreements, each dated December 1, 2002, between the Company and each of (a) Gary Eck for 5,000 shares at $4.1875 per share, 5,000 shares at $1.25 per share, and 4,000 shares at $2.73 per share; (b) Oldrich Machacek for 10,000 shares at $4.1875 per share, 10,000 shares at $1.25 per share, and 10,000 shares at $2.73 per share; (c) Paul Keeling for 8,000 shares at $4.1875 per share, 10,000 shares at $1.25 per share, 10,000 shares at $2.73 per share, and 2,000 at $9.00 per share; and (d) William Manion for 11,000 shares at $4.1875 per share, 15,000 shares at $1.25 per share, and 2,000 at $9.00 per share (together, the "2002 Agreements") are substantially similar to the Manion Agreement, and copies of each of the 2002 Agreements will be furnished to the Commission upon request.

99.4	Non-Qualified Stock Option Agreement, dated April 25, 2002, between the Company and Bob Giovando.
99.5	Non-Qualified Stock Option Agreement, dated November 7, 2002, between the Company and John J. Bailey, Jr. II-17